Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements have been prepared to reflect the acquisition of the entire equity interest in Kate Spade & Company ("Kate Spade") by Tapestry, Inc. ("Tapestry"), and the related financing transactions. We financed the acquisition, inclusive of related fees and expenses, with the net proceeds of senior unsecured notes and new term loans that we borrowed around the time the acquisition was completed, together with our cash on hand and cash on hand at Kate Spade.
The unaudited pro forma condensed combined statement of income has been derived from the historical statements of income of Tapestry and Kate Spade for the 52 weeks ended July 1, 2017, and give effect to the consummation of the acquisition as if it had occurred on July 3, 2016. The unaudited pro forma condensed combined statement of income for the fiscal year ended July 1, 2017 combines Tapestry’s consolidated statement of income for the fiscal year ended July 1, 2017 with the aggregate of Kate Spade’s historical unaudited quarterly results for the quarters ended October 1, 2016, December 31, 2016, April 1, 2017 and July 1, 2017. A pro forma condensed combined statement of income has not been presented for the six month period ended December 30, 2017 as the acquisition was consummated on July 11, 2017. The consolidated results reported within the Tapestry, Inc. Form 10-Q for the period from consummation through December 30, 2017 include Kate Spade, and the results of Kate Spade from July 2, 2017 through consummation are not material. As our condensed consolidated balance sheet as of December 30, 2017 already reflects the consummated business combination with Kate Spade, a pro forma condensed combined balance sheet is not required. Please refer to our Quarterly Report on Form 10-Q for the three and six months ended December 30, 2017 as filed with the SEC for this information.
The historical condensed consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and related financing transactions and, with respect to the statement of income only, expected to have a continuing impact on the combined results.
The pro forma condensed combined statement of income has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with Tapestry treated as the acquirer and Kate Spade as the acquiree. The acquisition method of accounting is dependent upon certain valuations and other studies that are substantially complete, however the Company is still within the measurement period and further refinements may be made before the final determination of fair value. Accordingly, the pro forma adjustments are estimates and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these estimates and the final acquisition accounting may have a material impact on the accompanying pro forma condensed combined statement of income and Tapestry’s future results of operations and financial position.
Pro forma adjustments to the statement of income reflect acquisition accounting adjustments, financing adjustments, and conforming changes for accounting policy differences. The pro forma condensed combined statement of income does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Kate Spade acquisition.
The pro forma condensed combined statement of income is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Tapestry would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma condensed combined statement of income should be read in conjunction with the accompanying notes to the pro forma condensed combined statement of income and the audited and consolidated financial statements and accompanying notes of Tapestry and Kate Spade incorporated by reference herein.
The unaudited pro forma condensed combined statement of income should be read in conjunction with the following information:

•	Notes to the unaudited pro forma condensed combined statement of income;

•	Tapestry’s Current Report on Form 8-K filed on May 8, 2017, including the related exhibit;

•
Audited consolidated financial statements of Tapestry for the year ended July 1, 2017, which are included in Tapestry’s Annual Report on Form 10-K for the year ended July 1, 2017, as recasted and filed with the SEC on the Form 8-K filed on February 7, 2018;

•
Unaudited interim condensed consolidated financial statements of Tapestry, Inc. for the three months ended September 30, 2017, which are included in Tapestry’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, as filed with the SEC.

•
Unaudited interim condensed consolidated financial statements of Tapestry, Inc. for the three and six months ended December 30, 2017, which are included in Tapestry’s Quarterly Report on Form 10-Q for the period ended December 30, 2017, as filed with the SEC.

•
Audited consolidated financial statements of Kate Spade for the year ended December 31, 2016, which are included in Kate Spade’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC;

•
Unaudited interim condensed consolidated financial statements of Kate Spade as of and for the three months ended April 1, 2017, which are included in Kate Spade’s Quarterly Report on Form 10-Q for the period ended April 1, 2017, as filed with the SEC.

•
Unaudited interim condensed consolidated financial statements of Kate Spade as of and for the three and six months ended July 1, 2017, which are included in Tapestry's Current Report on Form 8-K filed on February 7, 2018.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Fiscal Year Ended July 1, 2017

	Tapestry Historical	Kate Spade Historical after reclassifications (Note 5)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
	(millions, except per share data)
Net sales	$4,488	$1,349	$—		$—		$5,837
Cost of sales	1,407	530	—		—		1,937
Gross profit	3,081	819	—		—		3,900
Selling, general and administrative expenses	2,294	677	(4)	6a	—		2,967
Operating income	787	142	4		—		933
Other expense, net	—	—	—		—		—
Interest expense, net	28	18	(26)	6a	57	3	77
Income before provision for income taxes	759	124	30		(57)		856
Provision for income taxes	168	4	12	6b	(23)	6b	161
Net income	$591	$120	$18		$(34)		$695

Net income per share:
Basic	$2.11						$2.48
Diluted	$2.09						$2.46
Shares used in computing net income per share:
Basic	281						281
Diluted	283						283

See the accompanying notes to the unaudited pro forma condensed combined statement of income.

1. Description of the Transaction
On May 7, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kate Spade and Chelsea Merger Sub Inc., a wholly owned subsidiary of Tapestry established for purposes of effecting the Transaction.  Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub commenced an all-cash tender offer (the “Offer”) on May 26, 2017 to acquire any and all of Kate Spade's outstanding shares of common stock, par value $1.00 per share (the “Shares”). The Shares were acquired at a purchase price of $18.50 per Share (the “Offer Price”), net to the seller in cash, without interest, and subject to any required withholding of taxes.
At the effective time of the merger (the “Effective Time”), (i) each Kate Spade stock option that was outstanding as of immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Offer Price over the stock option exercise price applicable thereto, multiplied by (ii) the number of shares that are subject to such Kate Spade stock option, subject to any required withholding of taxes. Any Kate Spade stock options with a per share exercise price equal to or greater than the Offer Price were canceled for no consideration. In addition, except as otherwise set forth in individual agreements, at the Effective Time, (i) each Kate Spade restricted stock unit award was assumed by Tapestry and converted into a restricted stock unit award that settles in shares of Tapestry common stock, (ii) each Kate Spade performance share unit award was assumed by Tapestry and converted into a restricted stock unit award that settles in shares of Tapestry common stock, with the number of shares determined assuming that the Kate Spade performance share unit award has achieved performance at target level and (iii) each Kate Spade market share unit award was assumed by Tapestry and converted into a restricted stock unit that settles in shares of Tapestry common stock, with the number of shares determined assuming that the Kate Spade market share unit award has achieved performance at target level, with each of the converted restricted stock unit awards continuing to vest on the same time-based schedule as the related Kate Spade restricted stock unit award, Kate Spade performance share unit award or Kate Spade market share unit award, as applicable, subject to continued employment.
       The transaction was not subject to a financing condition. The $2.4 billion purchase price was funded by a combination of senior unsecured notes, bank term loans, and cash on hand at both Tapestry and Kate Spade. The transaction closed on July 11, 2017. In connection with the transaction, Kate Spade's term loan was repaid and terminated and its amended credit facility was terminated.
2. Basis of Presentation
        The pro forma condensed combined statement of income for the year ended July 1, 2017 gives effect to the Kate Spade acquisition and related financing as if it occurred on July 3, 2016.
        The unaudited pro forma condensed combined statement of income was prepared using the acquisition method of accounting and is based on the historical financial information of Tapestry and Kate Spade. The acquisition method of accounting, in accordance with ASC 805, “Business Combinations” (ASC 805) requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, using the fair value concepts defined in ASC 820, “Fair Value Measurement” (ASC 820). As the accounting acquirer, Tapestry has conformed Kate Spade’s accounting policies to its own accounting policies. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined statement of income to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii)  are expected to have a continuing impact on the consolidated results.
3. Financing Transactions
Tapestry funded the cash portion of the transaction with a combination of the net proceeds of senior unsecured notes and term loans that Tapestry borrowed around the time the transaction was completed, together with cash on hand at both Tapestry and Kate Spade.
Term Loans and Senior Unsecured Notes
On May 30, 2017, Tapestry established a credit facility with certain lenders and Bank of America, N.A. as lender and administrative agent, pursuant to which the lenders thereunder have (i) committed to lend to us, subject to the satisfaction or waiver of customary conditions, $800 million of term loans due six months after such term loans are borrowed and $300 million of term loans due three years after such term loans are borrowed and (ii) made available to us a $900 million revolving credit facility, with a maturity date of May 30, 2022. The revolving credit facility replaced Tapestry's existing credit facility. The immaterial incremental commitment fee has not been included in the pro forma condensed combined statement of income.
On July 10, 2017, Tapestry borrowed $800 million under the six month term loan and $300 million under the three year term loan for total borrowings of $1.1 billion. Interest on all borrowings under the credit facility is set at a variable rate based upon benchmark interest rates plus a margin. Tapestry repaid the six month term loan at maturity on January 10, 2018 with cash on hand. The three year term loan was repaid before maturity on January 24, 2018 with cash on hand.
On June 20, 2017, Tapestry issued new long-term senior unsecured notes in an aggregate principal amount of $400 million at 99.505% of par with maturities of 5 years, as well as long-term senior unsecured notes in an aggregate principal amount of $600 million at 99.858% of par with maturities of 10 years.

The unaudited pro forma condensed combined statement of income reflects the estimated interest expense as a result of the new debt, including contractual interest expense and amortization of debt issuance costs, as if the debt was issued on July 3, 2016. The below table reflects interest rates and associated expense for the new debt:

	Interest Rate	Balance	Year Ended July 1, 2017
		(millions)
Term loan - 6 month (1)	2.1%	$800	$9
Term loan - 3 year (1)	2.2%	300	7
Senior notes - 5 year	3.1%	400	12
Senior notes - 10 year	4.1%	600	25
Debt issuance costs		(13)	4
Total			$57
(1) Interest on all borrowings under the credit facility is set at a variable rate based upon benchmark interest rates plus a margin. As such, estimated interest expense related to the term loans included in the unaudited pro forma condensed combined statement of income assumes interest rates in effect as of the start of each quarter of the fiscal year, plus an estimate of the spread which would have been applicable. A change of 0.125% in the interest rate on the term loans would change interest expense on a pro forma basis by approximately $1 million for the year ended July 1, 2017.
Bridge Loan Commitment Letter
On May 7, 2017 Tapestry entered into the Bridge Loan Commitment Letter which provides for a $2.1 billion 364-day senior unsecured bridge loan facility, subject to the satisfaction or valid waiver of certain conditions. Tapestry incurred $9 million of financing related transaction fees as a result of the establishment of the Bridge Loan Facility, which are included in the pro forma adjustments to interest expense discussed in Note 6. Tapestry utilized borrowings under the term loan facilities and the proceeds of senior unsecured notes in lieu of borrowing under the bridge loan facility, and the bridge loan facility was terminated upon closing of the acquisition.
4. Accounting Policies
       Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. During preparation of the unaudited pro forma condensed combined statement of income, management has performed an analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined statement of income assumes no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 5.
5. Reclassification of Kate Spade's Historical Financial Information
        Certain reclassifications have been made to Kate Spade's historical financial statements to conform to Tapestry's presentation, as follows:
Reclassifications included in the unaudited pro forma condensed combined statement of income for the year ended July 1, 2017:

	Kate Spade Historic Balance	Policy Conformity Adjustments	Adjusted Balance
		(millions)
Net sales (a)	$1,359	$(10)	$1,349
Cost of sales (b)	545	(15)	530
Selling, general and administrative expense ("SG&A") (a, b, c)	667	10	677
Other expense (c)	5	(5)	—
(a) Adjustment relates to the reclassification of certain payments made to customers related to advertising and fixed assets to conform to Tapestry's presentation.
(b) Adjustment reflects the reclassification of certain transportation-related costs within Kate Spade's distribution network to conform to Tapestry's presentation.
(c) Adjustment reflects the reclassification of other expense to SG&A to conform to Tapestry's presentation.

6. Unaudited Pro Forma Condensed Combined Statement of Income Adjustments
(a) The following adjustments have been made to statement of income:

Year Ended July 1, 2017
(millions)
Adjustments to SG&A expenses/(income):
Eliminate Kate Spade's historical intangible asset amortization expense	$(1)
Eliminate Tapestry and Kate Spade's historical acquisition-related transaction costs	(19)
Estimated compensation expense as a result of historical Kate Spade share-based compensation awards (1)	5
Estimated transaction-related intangible asset amortization (2)	16
Estimated amortization of the fair value adjustment for above market leases (3)	(8)
Estimated impact as a result of the fair value adjustment to property and equipment (4)	3
Total SG&A adjustments	$(4)

Adjustments to interest expense:
Eliminate Kate Spade's historical interest expense in connection with its term loan and credit facility	$(17)
Eliminate Tapestry's historical acquisition-related transaction costs	(9)
Total interest adjustments	$(26)

(1) This adjustment represents ongoing expense related to equity grants of Tapestry shares made to Kate Spade employees for their continued service. As set forth in certain individual agreements, approximately $66 million will be payable to certain Kate Spade employees within 9 months of the acquisition date. These amount relates to unvested equity awards and cash severance and bonus payments, which vest upon the employee's termination. No adjustment has been made to the pro forma condensed combined statement of income as this is not expected to have a continuing impact on Tapestry's financial statements subsequent to the acquisition. Furthermore, no adjustment has been made to eliminate the historical expense associated with Kate Spade equity compensation grants which were terminated or replaced due to the acquisition.

(2) The intangible asset amortization relates to fair value of $45 million assigned to customer relationships with a useful live of 15 years, as well as $72 million assigned to favorable leasehold interests with a weighted average life of 6.7 years. No adjustment has been made for the indefinite-lived brand name intangible asset, or for the amortization of the $2 million order backlog as the useful life of 6 months does not result in a continuing impact on Tapestry's financial statements.

(3) Unfavorable leasehold interests with a weighted average life of 7.2 years were assigned a fair value of $50 million.

(4) An adjustment of $17 million to bring property and equipment to fair value will be amortized over a weighted average life of 6.5 years.
(b) Statutory tax rates were applied, as appropriate, to each acquisition adjustment based on the jurisdiction in which the adjustment was expected to occur. In situations where jurisdictional detail was not available, a U.S. statutory rate of 40% was applied to the adjustment. Furthermore, tax related adjustments included in the unaudited pro forma condensed combined statement of income for the year ended July 1, 2017 are based on tax law enacted in the period presented and do not contemplate effects of H.R.1, formerly known as the Tax Cuts and Jobs Act, enacted on December 22, 2018. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.